[Letterhead of Ballard, Spahr, Andrews and Ingersoll, LLP]

                                                                       Exhibit 8

                                                               December 27, 2001

Public Service Electric and Gas Company
80 Park Plaza
P.O. Box 570
Newark, NJ  07101

Ladies and Gentlemen:

      We have acted as special counsel to you (the "Company") in connection with the registration of Trust Preferred Securities to be issued by PSE&G Capital Trust III and PSE&G Capital Trust IV, and the registration of the related Guarantee Agreement and Deferrable Interest Subordinated Debentures of the Company and hereby confirm to you our opinion as set forth under the heading
"United States Taxation" in the Prospectus included in the Registration Statement filed on Form S-3.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "United States Taxation" in the Prospectus included in the Registration Statement.

                                                   Very truly yours,

                                                   Ballard, Spahr, Andrews
                                                        and Ingersoll, LLP